UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	June 24, 2026
INTEGER HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	1-16137	16-1531026
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5830 Granite Parkway,	Suite 1150	Plano,	Texas	75024
(Address of principal executive offices)				(Zip Code)
(214) 618-5243
Registrant’s telephone number, including area code
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ITGR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                                            Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 24, 2026, the Compensation and Organization Committee (the “Committee”) of the Board of Directors (the “Board”) of Integer Holdings Corporation (the “Company”) approved certain changes to the compensation for Jim Stephens, the Company’s current President, Cardiac Rhythm Management & Neuromodulation, in connection with his transition to the role of Executive Vice President, Special Projects, effective June 29, 2026. Pursuant to a letter agreement entered into by the Company and Mr. Stephens, dated June 26, 2026, this new role will end on March 31, 2027 (the “Termination Date”) (unless otherwise terminated by Mr. Stephens or the Company). Further, if (i) a Change of Control (as such term is defined in the Amended and Restated Change of Control Agreement, dated as of May 22, 2026, between Mr. Stephens and the Company (the “CIC Agreement”)) occurs on or prior to the Termination Date and (ii) Mr. Stephens remain employed through the Termination Date, his separation on the Termination Date will be considered a termination without Cause (as such term is defined in the CIC Agreement) for purposes of the CIC Agreement. Mr. Stephens will not be eligible for a short-term or long-term incentive award in 2027. All other terms and conditions of his employment remain the same.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:	June 26, 2026	INTEGER HOLDINGS CORPORATION

		By:	/s/ Lindsay K. Blackwood
Lindsay K. Blackwood
Senior Vice President, General Counsel and Corporate Secretary